SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C., 20549

                                  AMENDMENT #2

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                          WAVERIDER COMMUNICATIONS INC.
             (Exact Name of Registrant as Specified in its Charter)

                   NEVADA                                33-0264030
       (State or other jurisdiction of        (IRS Employer Identification No.)
       Incorporation or Organization)


255 Consumers Road, Suite 500, Toronto, Ontario, Canada               M2J 1R4
  (Address of Principal Executive Offices)                           (Zip Code)


                        EMPLOYEE STOCK OPTION (1997) PLAN
                            (Full Title of the Plan)


                              T. SCOTT WORTHINGTON

                          255 Consumers Road, Suite 500
                         Toronto, Ontario Canada M2J 1R4

                 (416) 502-3200 / Facsimile No.: (416) 502-2968

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                        Copies of all communications to:

                             DAVID A. BROADWIN, ESQ.
                             FOLEY, HOAG & ELIOT LLP

                             One Post Office Square
                        Boston, Massachusetts 02109-2170

                 (617) 832-1000 / Facsimile No.: (617) 832-7000

 If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with Dividend or Interest Reinvestment Plans, check the following: __X__.

                         CALCULATION OF REGISTRATION FEE
 -------------------------------------------------------------------------------

Title of Securities to   Amount to be      Proposed Maximum      Proposed Maximum        Amount of
Be Registered             Registered      Offering Price per    Aggregate Offering     Registration
                                               Share(1)              Price(1)               Fee
Common Shares              2,809,770



(1)  Shares  to  be  registered   under  this  amendment  have  previously  been
     registered under a registration statement on form S-8 dated August 29, 1997, file #333-34647, as amended on May 13, 1998, file # 333-52587.

The Registrant has previously filed a Registration Statement on Form S-8 (Registration No. 333-34647) (the "Previous Registration Statement") with respect to 5,000,000 shares of Common Stock to be issued pursuant to certain options granted under the Employee Stock Option (1997) Plan WaveRider Communications Inc. (the "Plan"). The Registrant subsequently filed a Registration Statement on Form S-8 (Registration No. 333-52587) to register an additional 1,250,000 shares of Common Stock for issuance pursuant to the Plan. In accordance with General Instruction E of Form S-8, the contents of the Previous Registration Statements are hereby incorporated by reference. Any statement contained in the Previous Registration Statements incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein modifies or supersedes such statement. Without limiting the foregoing, Part II, Item 3 of the Previous Registration Statements incorporated by reference in this herein shall be deemed to be modified and superseded for purposes hereof by Part II, Item 3 hereof.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The SEC allows us to "incorporate by reference" the information we file with them. Incorporation by reference means that we can disclose important information to you by referring you to the information we filed with the SEC. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information.

         We incorporate by reference the information listed below and any future information we file with the SEC pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934.

(a) The description of WaveRider's form of warrant contained in the registration statement on Form 8-A filed with the SEC on December 20, 1999 under section 12(g) of the Exchange Act, including all amendments and reports subsequently filed for the purpose of updating such description.

(b) WaveRider's quarterly report, filed with the SEC on Form 10-Q, for the fiscal quarter ended September 30, 2000;

(c) WaveRider's current report, filed with the SEC on Form 8-K, on October 16, 2000;

(d) WaveRider's quarterly report, filed with the SEC on Form 10-Q, for the fiscal quarter ended June 30, 2000;

(e)      WaveRider's Proxy Statement,  filed with the SEC on DEF 14A, on May 25,
         2000;

(f) WaveRider's quarterly report, filed with the SEC on Form 10-Q, for the fiscal quarter ended March 31, 2000;

(g) WaveRider's annual report, filed with the SEC on Form 10-K, for the fiscal years ended December 31, 1999 and 1998; and

(h) The description of WaveRider's common stock contained in the registration statement on Form 8-A filed with the SEC on March 18, 1995 under section 12 of the Exchange Act, including all amendments and
         reports   subsequently   filed  for  the  purpose  of   updating   such
         description.

These together with all other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by the Prospectus have been awarded or which deregisters all securities then remaining.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Foley, Hoag & Eliot LLP, of One Post Office Square, Boston, Massachusetts 02109-2170 will issue an opinion, for WaveRider, about the legality and validity of the shares. WaveRider knows of no members of Foley, Hoag & Eliot who are beneficial owners of common stock of WaveRider.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article VI of WaveRider's By-Laws provides that: "Every Director, officer, employee and agent of the Company, and every person serving at the Company's request as a director, officer (or in a position functionally equivalent to that of officer or director), employee or agent of another corporation, partnership, joint venture, trust or other entity, shall be indemnified to the extent and in the manner provided by the Company's Charter, as it may be amended, and in the absence of any such provision therein, in accordance with Nevada law."

         Waverider's    Charter    contains   no   provisions    regarding   the
indemnification of directors and officers.

         Section 78.7502 of Nevada General Corporation Law ("Nevada Corporation Law") provides, that:

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstance of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

         Section 78.751 of Nevada Corporation Law provides, that: Any discretionary indemnification under Section 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a       By the stockholders;

(b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

         The indemnification and advancement of expenses authorized or ordered by a court pursuant to this section:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

         In  accordance   with  the  provisions  of  Section  78.752  of  Nevada
Corporation Law, WaveRider purchased and maintains insurance coverage on certain liabilities of its directors and officers.

ITEM   7.         EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM    8.        EXHIBITS.

All of the following exhibits, except those designated with an asterisk, are incorporated herein by reference to a prior registration statement filed under the Securities Act or a periodic report filed by the Registrant pursuant to
Section 13 or 15(d) of the Exchange Act. Those exhibits designated with an asterisk are filed as an exhibit to this Registration Statement.

Number       Description

------            -----------


4.1      Specimen common stock certificate, incorporated by reference to Exhibit
         4.1 to registration statement on Form S-18, file no. 33-25889-LA.

5.1      * Legal opinion of Foley, Hoag & Eliot.

23.1     * Consent of Foley, Hoag & Eliot LLP (included in Opinion filed Exhibit
         5)

23.2     * Consent of PricewaterhouseCoopers LLP

23.3     * Consent of Johnson, Holscher & Company, P.C.

24       * Power of Attorney (contained in the signature page)

99 Extension to the Employee Stock Option (1997) Plan, incorporated by reference to Appendix A of Proxy Statement, filed on form DEF 14A, file no. 000-25680


ITEM 9.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

1. To file, during any period in which awards are being made, a post-effective amendment to this Registration Statement:

         i) To include any prospectus required by Section 10(a) (3) of the Securities Act.

         ii) To reflect in the prospectus, any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and

         iii) To include any material information with respect to the Plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remains undisbursed at the termination of the Plan.

The undersigned Registrant hereby undertakes, that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and , where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements of filing on Form S-8 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on November 3, 2000.

                                         WAVERIDER COMMUNICATIONS INC.

                                         By:  /s/ D. Bruce Sinclair

                                         Bruce Sinclair, President and
                                         Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Bruce Sinclair and Cameron A. Mingay, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits and schedules thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, which they, or either of them, may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes or any of them, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 3, 2000.


Signature                        Title                                   Date
---------                        -------                                 ------
/s/ D. Bruce Sinclair            President, Chief Executive Officer      November 3, 2000
------------------------         (Principal Executive Officer)
D. Bruce Sinclair                and Director

/s/ Cameron A. Mingay               Secretary/Director                    November 3, 2000
 -------------------
 Cameron A. Mingay

 /s/ Gerry Chastelet                Director                              November 3, 2000
 -----------------
 Gerry Chastelet

 /s/ John Curry                     Director                              November 3, 2000
 -----------------
John Curry

 /s/ Guthrie Stewart                Director                              November 3, 2000
 -----------------
Guthrie Stewart

/s/ Dennis Wing                     Director                              November 3, 2000
-----------------
Dennis Wing
